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                                                                    Exhibit 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 11, 1998, accompanying the consolidated financial statements of Correctional Services Corporation and Subsidiaries contained in Amendment No. 1 to this Registration Statement on Form S-4. We consent to the use of the aforementioned report in the Registration Statement on Form S-4 and to the use of our name, as it appears under the caption "Experts."



/s/ Grant Thornton LLP

GRANT THORNTON LLP

Tampa, Florida
February 16, 1999